Exhibit 99(c) (5)
Strictly Private and Confidential Presentation to the Board of Directors Regarding: Project KENT October 23, 2006 New York – Atlanta — Boston — Chicago — San Francisco

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The analyses contained herein rely upon information obtained from the recipient or from public sources, the accuracy of which has not been verified, and cannot be assured, by Sandler O’Neill & Partners, L.P. Moreover, many of the projections and financial analyses herein are based on estimated financial performance prepared by or in consultation with the recipient and are intended only to suggest reasonable ranges of results. Finally, the printed presentation is incomplete without the oral or video presentation that supplements it.
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Sandler O’Neill & Partners, L.P. is a limited partnership, the sole general partner of which is Sandler O’Neill & Partners Corp., a New York corporation. Sandler O’Neill & Partners, L.P. is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. Sandler O’Neill Mortgage Finance Corp. is a indirect subsidiary of Sandler O’Neill & Partners Corp. This material is protected under applicable copyright laws and does not carry any rights of publication or disclosure.
SANDLER O’NEILL + PARTNERS, L.P.

Presentation to the Board of Directors
I. Proposal Background II. Update on KENT III. Valuation Analysis
SANDLER O’NEILL + PARTNERS, L.P.

I.Proposal Background

Proposal Background Summary Terms of the Proposal
Price $16.45(1) per share or approximately $291.0 million
Consideration 100% cash
Structure Tender offer, followed by second step merger Prior to the close of the tender offer, KENT will sell OBS to members of KENT management or other bidders Treatment of Options Cashed out at closing
Treatment of Contracts Honor all employment contracts and general severance
Anticipated Closing 1st quarter, 2007
Termination Fee Approximately 3.0% of the aggregate equity value
Conditions to Closing Customary approvals and the conducting of a market check for OBS
(1) Preliminary, based on 60-day average closing price through 10/20/06 and estimated transaction costs not included in LANE valuation
SANDLER O’NEILL + PARTNERS, L.P.

Proposal Background Description of Segments Corporate Solutions Group (CSG)Other Businesses (OBS) Executive Benefits Practice Healthcare Group Banking Practice Pearl, Meyer, & Partners Clark Securities (CSI) Federal Policy Group MedEx Baden Retirement Plan Services Stratford Advisory Group Corporate
SANDLER O’NEILL + PARTNERS, L.P.

Proposal Background Preliminary Transaction Related Cost Analysis
Costs Included Costs Not in LANE Proposal Included Total Management Separation and Option Costs $10.5 $28.4 $38.9 Assets 4.3 7.6 11.9 Net of Assets $6.2 $20.7 $26.9 Taxes 1.8 5.8 7.6 Net Costs $4.4 $14.9 $19.3
SANDLER O’NEILL + PARTNERS, L.P.

Proposal Background Preliminary Calculation of Purchase Price
(Dollars in millions; except per share data) Purchase Price Per Share Before Costs to Shareholders KENT 60-Trading Day Average Stock Price (through 10/20/06) $11.50 33.0% Premium 3.79 LANE’s Purchase Price Per Share $15.29 Aggregate Purchase Price to Shareholders LANE’s Aggregate Purchase Price Before Costs $270.6 OBS Buyer Group’s Aggregate Purchase Price(1) 35.4 Net Costs (14.9) Total Aggregate Purchase Price to Shareholders $291.0 Outstanding KENT Shares: 17.7 Price Per Share for Stock and Options to Shareholders $16.45
Notes: (1) Assumes excess cash at KENT is equal to debt not to be assumed by LANE
SANDLER O’NEILL + PARTNERS, L.P.

Proposal Background Proposal Statistics
Stock Price Premiums at a $16.45 per Share Purchase Price $16.45 per Share Purchase Price Stock Price Premium (%) Closing Price (October 20,2006) $ 11.94 37.8 % Closing Price (1-month prior) 11.58 42.0 52-week high (October 24, 2005) 16.04 2.5 52-week low (October 3, 2006) 10.48 57.0 60-trading day average 11.50 43.0 Year-to-date average 12.20 34.8
Source: Factset
SANDLER O’NEILL + PARTNERS, L.P.

Proposal Background Proposed Purchase Price Per Share Range $19.00 $18.00 $17.00 $16.00Aggregate Purchase Price Per Share: $16.45Proposed Purchase Price Range: $15.00$14.00 -$17.00 $14.00 $13.00 $12.00Stock Price on 10/20/06: $11.94 $11.00 $10.00 10-Oct-05 12-Dec-05 13-Feb-06 17-Apr-06 19-Jun-06 21-Aug-06 20-Oct-06 60-Trading Day Rolling Average Stock PriceStock Price Source: FactSet
SANDLER O’NEILL + PARTNERS, L.P.

Proposal Background Proposal Multiples at $16.45 per Share
(Dollars in millions; except per share data) $16.45 per Share Purchase Price Equity Value Enterprise Value Multiple Value Multiple Last twelve months ended 9/30/2006: Revenue $ 277.8 2.1 x (1) EBITDA 54.2 10.7 (1) Earnings(2) 7.5 39.0 x Cash Earnings(2) 22.6 12.9 Book Value 270.0 1.08 2006 Estimated: Revenue — Management(3) $ 284.5 2.0 x (1) EBITDA — Management(3) 50.6 11.4 (1) Net Income — Management(3) 8.5 34.3 x Cash Earnings — Management(3) 23.5 12.4 Earnings per Share — First Call(4) 0.45 36.6 2007 Estimated: Earnings per Share — First Call(4) $ 0.77 21.5 x (1) Based on enterprise value. Enterprise value equals deal value plus debt at 9/30/06 of $301.6 million and less restricted and non- restricted cash at 9/30/06 of $14.4 million (2) Excludes one-time expense of $0.2 million related to the Human Capital Practice reorganization in 2005 (3) Based on Management Earnings Projections as of 10/20/06 (4) Based on FirstCall estimates as of 10/20/06
SANDLER O’NEILL + PARTNERS, L.P.

II.Update on KENT

Update on KENT

Summary Market Statistics

(Dollars in millions, except per share data)

Current Market Statistics	
Current share price (10/20/2006)	$11.94
52-week high / low	$16.04/$10.48
Shares outstanding	17.7
Market capitalization	$211.2
Net Debt(1)	287.2
Enterprise value	498.4
Average daily volume (shares)	63,497

EPS	LTM	2006 Projected (3)	Est 2006 (4)	Est 2007 (4)
Earnings Per Share	$0.41 (2)	$0.47	$0.45	$0.77
Price / EPS	28.8x	25.1x	26.5x	15.6x
Cash Earnings Per Share	$1.27 (2)	$1.32		
Price / Cash EPS	9.4x	9.1x		

EBITDA Calculation	LTM	2006 Projected (3)
Income before Taxes	$12.8 (2)	$14.1
Interest	21.4	21.4
Depreciation & Amortization	20.0	19.7
EBITDA	$54.2	$55.2
Enterprise Value / EBITDA	9.2x	9.0x

Source: Company reports; Bloomberg

(1) Based on enterprise value. Enterprise value equals deal value plus debt at 9/30/06 of $301.6 million and less restricted and non-restricted cash at 9/30/06 of $14.4 million

(2) Excludes one-time expense of $0.2 million related to the Human Capital Practice reorganization in 2005

(3) Based on Management Earnings Projections as of 10/20/06

(4) Based on FirstCall estimates as of 10/20/06

Revenues by Segment (LTM ended 9/30/2006)



Corporate/CSI 1%
Medex/ICP 1%
Federal Policy Group 4%
Pearl Meyer & Partners 12%
Healthcare Group 14%
Corporate Solutions 68%

Total Revenue = $277.8 million

Source: Company filings, Management Earnings Projections as of 10/20/06

13

SANDLER O'NEILL + PARTNERS, L.P.

Update on KENT KENT Summary Financial Statements (Dollars in thousands; except per share data)
Summary Balance Sheet Summary Income Statement September 30, December 31, Projected Actual 2006(1) 2005 2006(1) 2005
Cash and cash equivalents $7,828 $5,077 First year revenues $145,489 $130,974 Restricted cash 6,542 7,799 Renewal revenues 138,966 142,832 Total intangible assets 582,315 582,544 Total Revenues 284,455 273,806 Other assets 75,166 79,093 Total Assets $671,853 $674,513 Total commission expense (58,705) (53,024) Total operating expense (175,160) 168,114 Total Debt $301,563 $305,323 Total EBITA $50,590 $52,496 Total Liabilities $401,807 $404,495 Amortization of acquisition costs (15,048) (15,407) Total Stockholders’ Equity $270,045 $270,018 Operating Income 35,542 37,089 Interest & other income (21,428) (19,842) Source: Company filings Pre-tax income 14,114 17,247 (1) Based on Management Earnings Projections as of 10/20/06 Income tax (5,624) (6,638) Net Income $8,490 $10,609
Diluted shares outstanding 17,877 18,222
Earnings Per Share $0.47 $0.58 (2)
Adjusted Earnings per Share $0.47 $0.58
(1) Based on Management Earnings Projections as of 10/20/06 (2) Excludes one-time expense of $0.2 million related to the Human Capital Practice reorganization in 2005
SANDLER O’NEILL + PARTNERS, L.P.

Update on KENT Stock-Volume Analysis for the Last Twelve Months Ended 10/20/06 Price and Volume One-Year Trading Distribution $17.00 210,000 Ave. Daily Volume = 63,497 45% 37.8% $16.00 180,000 40% $15.00 150,000 35% 30% 25.0% $14.00 120,000 25% 22.3% $13.00 90,000 20% $12.00 60,000 15% 9.8% 10% $11.00 30,000 5.0% 5% 0.0% 0.0% $10.00 0 0% 10/19/05 12/12/05 2/06/06 3/30/06 5/23/06 7/17/06 9/07/06 10/20/06 $0.00 to $8.96 to$10.15 to$11.3$12.54 to to $8.96 $13.73 $14.93 to $10.15 $11.34 $12.5$13.73 Reported Vol. = 16,109,000 $14.93 and up -5.0% to +5.0% of Stock Price Volume Est. # of Shrs. Traded = -25.0% -15.0% toToday+5.0% to+15.0% to 16,109,000 to Price of Shares Traded / Shares -25.0% +25.0% Outstanding = 91.20% -15.0% -5.0% $11.9+15.0% +25.0%
Cumulative Distribution of Volume Comparative Price Appreciation 98.1% 100.0% 130% 100% 92.2% 90% 84.2% 120% 15.2% .96% 80% 110% 14.4% 70% -25.51% 3.3% 100% 60% 52.1% 11.00% 50% 42.9% 90% 14.45% 40% 80% 30% 20.8% 3.27% -25.5% 70% 20% 10% 60% 10/19/05 12/12/02/06/06 3/30/06 5/23/7/17/06 9/07/06 10/20/06 0% $10.40 to up to up to up to up to up to up to CLK S&P 500 Insurance Consultants and Business Services Brokers $11.20 $12.00$12.80 $13.60 $14.40$15.20 $16.00 Note: Histogram report ranges are defined using the average of the high and low prices COMPOSITE Insurance Brokers = AJG, AOC, BRO, HBG, HRH, MMC, NFP, of the current day, not closing USIH, WSH = AJG, AOC BRO HBG, HRH, MMC NFP, USIH WSH Consultants and Business Services = CBZ, CEN, HEW, WW Source: FactSet
SANDLER O’NEILL + PARTNERS, L.P.

Update on KENT Stock-Volume Analysis Since IPO Price and Volume Since-IPO Trading Distribution $35.00 600,000 $32.50 550,000 35% $30.00 500,000 30.1% 30% $27.50 450,000 25.4% $25.00 400,000 25% 20.3% $22.50 350,000 20% 16.6% $20.00 300,000 $17.50 250,000 15% $15.00 200,000 $12.50 150,000 10% 6.3% $10.00 100,000 5% $7.50 50,000 0.0% 1.1% $5.00 0 0% 8/19/98 10/27/91/0403/14/02 05/08/03 08/25/05 10/20/06 $0.00 $6.60 07/01/04 to to $8.76 to $10.92 to $15.24 $13.08 to to $6.60 $8.76 $17.40 $10.92 $13.08 $15.$17.40 Reported Vol. = 108,046,464 and up Stock Price Volume Less Than -45.0-27.0% -9% to +9.0+27.0% Greater Than to — to — +9% of to to today’s Shares Traded / Shares Outstanding = -45.0% 27.0%9.0% price of +27.+45.0% +45.0% 611.71% $12.00
Cumulative Distribution of Volume Comparative Price Appreciation 400% 98.7% 100.0% 100% 93.0% 350% 32.67% 90% 84.3% 300% 80% 70% 250% 55.2% 60% 200% 32.7% 50% 24.6% .62% 150% 24.6% 40% 74.15% 100% 35.52% 30% 15.2% 24.64% 20% 50% 10% 0.1% -91.6% 0% 0% 8/19/98 10/27/91/04/03/14/02 05/08/03 07/008/25/0510/20/06 $9.60 up up up to to to to up to up to up to CLK S&P Insurance Brokers Consulting and Business 500 Services $12.80 $16.$19.$22.40 $25.60 $28.80$32.00 COMPOSITE = Insurance Brokers = AJG, AOC, BRO, HBG, HRH, MMC, NFP, USIH, WSH AJG, AOC, BRO, HBG, HRH, MMC, NFP, USIH, WSH Note: Histogram report ranges are defined using the average Consultants and Business Services of the high and low prices of the current day, not closing = CBZ, CEN, HEW, WW price. Source: FactSet
SANDLER O’NEILL + PARTNERS, L.P.

Update on KENT History of Forward Multiples Stock Price Performance $ 35.00
$ 30.00
$ 25.00
$ 20.00
$ 15.00
$ 10.00 Price / Current Year Estimated EPS (1) statistics High (July 2006) 30.2 x $ 5.00 Average 15.7 Low (March 2003) 9.7 $ 0.00 October 20, 2006 26.5 Oct-01 Feb-02 Jul-02 No v-02 A pr-03 Sep-03 Jan-04 Jun-04 No v-04 M ar-05 A ug-05 Dec-05 M ay-06 Oct-06
Price / Current Year Estimated EPS
35.0x
30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x Oct-01 Feb-02 Jul-02 No v-02 A pr-03 A ug-03 Jan-04 M ay-04 M ar-05 Jul-05 Dec-05 A pr-06Sep-06 Oct-04
Source: FactSet (1) Forward EPS is based on FirstCall estimates
SANDLER O’NEILL + PARTNERS, L.P.

Update on KENT Equity Research Analyst Coverage
Earnings Estimate Broker Analyst Rating Price Target 2006E 2007E Last Updated Barrington Research Hutchison Outperform $16.00 $0.47 $0.86 7/27/2006 Keefe, Bruyette & Woods Lipponen Market Perform 13.00 0.33 0.67 7/28/2006 Matrix USA Feinseth Sell NA NA NA 9/19/2006 Stephens Inc. Fisken Overweight NA 0.54 0.80 3/24/2006 I/B/E/S Mean $14.50 $0.45 $0.77 I/B/E/S Median 14.50 0.47 0.77 Source: Bloomberg as of October 20, 2006 NA — Not available Estimate in gray has not been updated and is excluded from I/B/E/S mean and median
SANDLER O’NEILL + PARTNERS, L.P.

Update on KENT Quarterly Earnings Results
$0.65
$0.57 $0.55
$0.50 $0.49 $0.48
$0.37
$0.27 $0.26 $0.23 $0.23 $0.17 $0.18 $0.19 $0.16 $0.16 $0.15 $0.13 $0.11 $0.11 $0.10 $0.11 $0.09 $0.08 $0.08 $0.07 $0.06 $0.04 $0.02 $0.01 $0.01$0.01
4Q ‘98 4Q ‘99 4Q ‘00 4Q ‘01 4Q ‘02 4Q ‘03 4Q ‘04 4Q ‘05
Source: Company Filings, Management Earnings Projections as of 10/20/2006
SANDLER O’NEILL + PARTNERS, L.P.

Update on KENT Difference from Street Estimates
130%
110%
90%
70% “Beat” Consensus 50% 30%
10%
-10%4Q ‘98 4Q ‘99 4Q ‘00 4Q ‘01 4Q ‘02 4Q ‘03 4Q ‘04 4Q ‘05 -30% “Missed” Consensus -50%
-70%
-90%
Source: FactSet
SANDLER O’NEILL + PARTNERS, L.P.

III.Valuation Analysis

Valuation Analysis

Selected Comparable Publicly-Traded Companies

(Dollars in millions; expect per share data)

		10/20/06	% of		Market	Price					Enterprise Value		Div.
Company	Ticker	Price	LTM High	LTM Low	Value	LTM EPS	LTM Cash EPS	Current Year	Forward Year	Book	LTM EBITDA	LTM Revenue	Yield
Life Broker													
National Finl Partners[1][2]	NFP	$39.05	66%	112%	$1,491	26.3x	18.1x	14.9x	12.3x	2.08x	10.8x	1.5x	1.54%
Property & Casualty Brokers													
Marsh & McLennan[3]	MMC	$28.28	85%	114%	$15,565	23.6x	20.5x	18.1x	15.5x	2.59x	9.8x	1.7x	2.40%
Aon Corporation[4]	AOC	35.21	83%	110%	11,073	16.0	15.0	14.8	12.9	2.05	9.1	1.3	1.70%
Willis Group[1]	WSH	37.55	96%	120%	5,916	18.9	18.2	16.9	14.3	4.32	11.9	2.9	2.45%
Brown & Brown	BRO	30.00	85%	115%	4,184	25.6	21.0	24.2	21.1	4.92	13.4	5.2	0.67%
Arthur J. Gallagher[5]	AJG	26.55	84%	108%	2,581	16.5	14.5	18.1	15.6	3.22	12.4	1.7	4.52%
Hilb, Rogal & Hamilton[6]	HRH	44.27	99%	122%	1,579	19.8	16.0	18.5	16.3	2.74	11.1	2.3	1.08%
Hub International[7]	HBG	31.05	99%	134%	1,219	21.4	17.0	18.7	15.7	1.92	11.7	2.5	0.90%
U.S.I. Holdings Corporation[1][8]	USIH	14.91	92%	124%	866	29.3	13.9	12.8	11.3	2.03	10.7	2.1	0.00%
					Mean	21.4x	17.0x	17.7x	15.3x	2.97x	11.3x	2.5x	1.72%
					Median	20.6x	16.5x	18.1x	15.5x	2.66x	11.4x	2.2x	1.39%
Consulting Services/Benefits Outsourcing													
Ceridian Corporation[9]	CEN	$23.65	91%	111%	$3,287	23.2x	18.0x	21.1x	18.2x	2.65x	10.4x	2.1x	0.00%
Hewitt Associates[10]	HEW	23.97	79%	119%	2,651	36.3	18.8	NM	18.3	2.17	7.2	1.0	0.00%
Watson Wyatt[11]	WW	43.22	99%	167%	1,833	21.4	19.6	19.4	17.5	2.83	9.3	1.3	0.69%
BISYS Group[13]	BSG	11.57	73%	125%	1,393	15.0	12.9	23.2	20.4	1.42	4.4	1.0	0.00%
Century Business Services[14]	CBZ	7.56	84%	152%	518	22.5	19.8	21.6	19.4	2.29	9.5	1.0	0.00%
					Mean [12]	25.8x	19.0x	20.7x	18.4x	2.48x	9.1x	1.4x	0.17%
					Median [12]	22.8x	19.2x	21.1x	18.3x	2.47x	9.4x	1.2x	0.00%
All Companies													
					Mean [12]	23.1x	17.7x	18.2x	16.0x	2.75x	10.6x	2.0x	1.23%
					Median [12]	22.5x	18.1x	18.3x	15.7x	2.59x	10.7x	1.7x	0.90%
KENT[15][16]	**CLK**	**$11.94**	**74%**	**114%**	**$211**	**28.8x**	**9.4x**	**26.5x**	**15.6x**	**0.78x**	**9.2x**	**1.8x**	**2.01%**

Source: FirstCall (FC), FactSet, Bloomberg and SEC Filings.

NA – not applicable ; NM – not meaningful

(1) All EPS estimates are on a cash basis. There are no GAAP EPS estimates for NFP, WSH or USIH

(2) Excludes any gains or losses on the sale of subsidiaries

(3) MMC LTM 6/30/06 results are equal to reported results plus $250 million related to restructuring, regulatory and other one time charges. Charges have been tax effected using a 33% tax rate

(4) AOC LTM 6/30/06 results are equal to reported results plus $182 million for provision for NY and other state settlements, restructuring charges, gain on sale of Cambridge preferred stock and a loss on Endurance warrants, tax effected at a 35% tax rate

(5) AJG LTM 6/30/06 results are equal to reported results plus $40 million associated with litigation, claims handling obligations, investment gains and pension plan curtailment gain, tax effected at 21%

(6) HRH LTM 6/30/06 results are equal to reported results plus $36 million for regulatory charges, severance charges and integration charges less non-operating gains, tax effected at 40%

(7) HBG LTM 6/30/06 results are equal to reported results plus $19 million for Talbot compensation expense less gain on disposal of subsidiaries, property, equipment and other assets; tax effected at 34%

(8) USIH LTM 6/30/06 results are equal to reported results plus $6 million for margin improvement plan expenses, acquisition integration expenses and loss on early extinguishment of debt, tax effected at a 43% tax rate

(9) Assumes 2005 amortization of $0.30 per diluted share

(10) Excludes goodwill impairment charge

(11) Does not include non-operating loss

(12) BISYS is excluded from all mean and median statistics because the company has not made its last regulatory filings

(13) Excludes restructuring and impairment charges, litigation costs and regulatory settlements and investment gains

(14) Excludes any gains or losses on the sale of subsidiaries

(15) Excludes human capital reorganization expense in 2005

(16) Based on 3rd quarter 2006 financial data

22

SANDLER O'NEILL + PARTNERS, L.P.

Valuation Analysis Imputed Value Based on Selected Comparable Publicly-Traded Companies
(Dollars in millions, except per share data)
Market Imputed Multiples Valuation Range KENT Median Mean Median Mean LTM Revenue $ 277.8 1.71 x — 2.04 x $ 10.63 — $ 15.81 LTM EBITDA (1) 54.2 10.7 — 10.6 16.64 — 16.17 Current Year EPS (2) $ 0.45 18.29 x — 18.24 x 8.23 — 8.21 Forward Year EPS (2) 0.77 15.68 — 16.03 12.00 — 12.26
Imputed Value $ 8.21 — $ 16.64
(1) Excludes human capital reorganization expense in 2005 (2) Based on First Call estimates as of 10/20/06
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis

Comparable Acquisitions

(Dollars in millions)

Insurance Brokers (Enterprise Value > $100MM)

Ann Date	Buyer Name	Target Name	Consideration Paid	Enterprise Value	LTM Revenue	LTM EBITDA	EV/ Revenue	EV/ EBITDA
Sep-06	Alliant Resources Group	Jardine Lloyd Thompson's USA Ops.	Cash	$100	$60	NA	1.67 x	NA
Mar-06	Hub International	Citizen Financial's Ins. Broker Units	Cash	105	45	NA	2.33	NA
Feb-05	Brown and Brown	Hull & Company	Cash	175	63	NA	2.78	NA
Sep-04	USI Holdings	Summit Global Partners[2][3]	Cash, Stock	124	66	$13	1.88	9.4 x
Mar-04	Hub International	Talbot Financial Corp.	Cash	145	105	18	1.38	8.2
Nov-03	BB&T Corporation	McGriff Seibels & Williams Inc.	Cash and Stock	391	160	35	2.43	11.3
Sep-02	Clark/Bardes, Inc.	Long, Miller & Associates, LLC	Cash and Stock	399	66	42	6.06	9.4
May-02	Hilb, Rogal and Hamilton	Hobbs Group LLC	Cash and Stock	273	95	23	2.87	11.9
Dec-01	Greater Bay Bancorp	ABD Insurance & Financial Services, Inc.[4]	Cash and Pref Stock	201	100	22	2.01	9.1
Apr-01	Benfield Greig Group Plc	E.W. Blanch Holdings, Inc.	Cash	215	199	18	1.08	11.7
Mar-01	Wells Fargo	Acordia	Cash	500	400	57	1.25	8.7
Jan-01	Hub International	Kaye Group Inc.	Cash	120	78	16	1.53	7.6
						Mean	2.27 x	9.7 x
						Median	1.94	9.4

Consulting and Business Services Companies

Ann Date	Buyer Name	Target Name	Consideration Paid	Enterprise Value	LTM Revenue	LTM EBITDA	EV/ Revenue	EV/ EBITDA
Jul-06	One Equity Partners	NCO Group[1]	Cash	$1,191	$1,104	152	1.08 x	7.8 x
Feb-06	Kanbay International, Inc.	Adjoined Consulting, Inc.	Cash and Stock	165	95	NA	1.73	NA
Sep-05	Open Solutions	BISYS Information Services	Cash	470	212	NA	2.22	NA
Jul-05	Apollo Management LP	Cendant Corp's Marketing Services Division[3]	Cash and Pref Stock	1,825	1,500	NA	1.22	NA
Mar-05	Affiliated Computer Services	Mellon Financial's HR Consulting and Outsourcing Businesses	Cash	445	660	NA	0.67	NA
Jan-05	Watson Wyatt & Company	Watson Wyatt LLP[6][7]	Cash and Stock	550	436	NA	1.26	NA
Jun-04	Hewitt Associates, Inc.	Exult, Inc.	Stock	700	466	30	1.50	23.5
May-04	Marsh McLennan Companies	Kroll, Inc.[5]	Cash	1,679	547	113	3.07	14.9
Dec-03	Manpower	Right Management Consulting	Stock	597	477	84	1.25	7.1
Sep-02	Kroll, Inc.	Zolfo Cooper	Cash and Stock	178	61	36	2.91	4.9
Feb-01	AON Corp.	ASI Solutions Inc.	Stock	104	84	14	1.24	7.4
						Mean	1.65 x	11.0 x
						Median	1.26	7.6

All Transactions

Mean	1.99 x	10.2 x
Median	1.63	9.1

Purchase Price of $16.45 per share

LANE	KENT	Cash	$ 578	$ 278	$ 54	2.08 x	10.7 x

Source: SNL, Company filings
(1) Excludes restructuring charges
(2) Estimate of 20% EBITDA margin based on USI Holdings management conference call
(3) Revenues are annualized, based on press release disclosure
(4) Transaction information from Greater Bay's presentation "Highlights for the Investment Community," dated 12/19/01
(5) Based on 2004 revenue
(6) Watson Wyatt & Company owned 20% of Watson Wyatt LLP and purchased the remaining 80% in this transaction
(7) The enterprise value used for the revenue multiple is adjusted to $550 million to represent a 100% purchase of Watson Wyatt LLP as disclosed by company management in a conference call on 1/18/05

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SANDLER O'NEILL + PARTNERS, L.P.

Valuation Analysis Imputed Value Based on Comparable Acquisitions
(Dollars in millions, except per share data)
Transaction Imputed Multiples Valuation Range Insurance Brokers KENT Median Mean Median Mean
LTM Revenue $ 277.8 1.94 x — 2.27 x $ 14.25 — $ 19.44
LTM EBITDA (1) $ 54.2 9.4 x — 9.7 x $ 12.54 — $ 13.48
Median $ 13.40 — $ 16.46
Transaction Imputed Consulting and Multiples Valuation Range Business Services Companies KENT Median Mean Median Mean
LTM Revenue $ 277.8 1.26 x — 1.65 x $ 3.58 — $ 9.68
LTM EBITDA (1) $ 54.2 7.6 x — 11.0 x $ 7.11 — $ 17.35
Median $ 5.34 — $ 13.52
Imputed Value $ 5.34 — $ 16.46
(1) Excludes human capital reorganization expense in 2005
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Premiums Paid Analysis
Market Premium Median Premium Paid Over 1-Day 1-Month All Industries from 1/1/2005 to Today (Deal Size between $250MM and $750MM) 16.7% 18.2% All Financial Services Transactions from 1/1/2005 to Today (Deal Size between $250MM and $750MM) 20.4% 20.4% All Insurance Transactions From 1/1/2000 to Today 15.8% 23.7%
Purchase Price of $16.45 per share LANE/KENT 37.8% 42.0%
LANE/KENT premium numbers are based on the closing price of $11.94 on October 20, 2006 Source: SNL, Thomson Financial
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Ability To Achieve Purchase Price Via Earnings Growth Assumptions: Peer group median P/EPS multiple of 22.5x
Growth Rate Needed Growth Rate Needed for KENT Price to for KENT Price to Equal Equal Purchase Price Value of Purchase Price Price/ Value of Price/ Purchase Value of LTM EPS Purchase Price at LTM EPS Price at end Purchase Price Year of Peers 18% Discount Rate Year of Peers of Period at 18% Discount 2007 49% $13.94 2007 76% $19.41 $16.45 2008 22% $11.81 2008 44% $22.90 $16.45 2009 14% $10.01 2009 35% $27.03 $16.45 2010 11% $8.48 2010 30% $31.89 $16.45 2011 8% $6.09 2011 28% $37.63 $16.45
Source: Bloomberg, Management 2006 Budget as of 10/20/06
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Discount Rate Analysis To determine a range of discount rates, we calculated the cost of equity for KENT: Risk free rate + (equity risk premium x KENT Beta) = cost of equity Risk free rate is the 10-year U.S. Treasury rate as of October 20, 2006 Equity risk premium based on data from Ibbotson Associates We then selected our range of discount rates based on our cost of equity calculation
Risk Free Rate 4.79 % Equity Risk Free Rate 6.80 KENT Beta 1.89 Cost of Equity 17.64%
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Discounted Cash Flow Analysis – Key Assumptions All projections based on KENT’s2006 budget and estimates for future performance provided by KENT Free cash flows are discounted at rates ranging from 16.0% — 19.0% Terminal value is based on EBITA exit multiples on KENT’s 2010 projected EBITA Key assumptions for projected results include: Net debt of $287 million Effective tax rate of 40.7% Shares outstanding of 17.7 million Annual dividend to shareholders of $0.24 per share The cash flows are valued as three separate segments: CSG, OBS and Corporate. The cash flows from each unit were forecasted and then discounted to 12/31/06 based on a selected range of discount rates and terminal multiples based on the characteristics of the business. These values are then aggregated to determine the total value of KENT. Nothing in this presentationshould imply that KENT could be sold in separate segments. LANE’sproposal is to acquire CSG and have a third party buy OBS and the Corporat e segment
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Discounted Cash Flow Analysis – Key Assumptions (continued)
2006 2007 2008 2009 2010 Growth Rates First-Year Revenue CSG Executive Benefits Practice 10.0% 8.0% 7.0% 6.0% Banking Practice 2.0% 4.0% 5.0% 5.0% CSI 5.0% 5.0% 5.0% 5.0% OBS Healthcare Group 5.0% 5.0% 5.0% 5.0% Pearl Meyer 5.0% 5.0% 5.0% 5.0% Medex 5.0% 5.0% 5.0% 5.0% Federal Policy Group 5.0% 5.0% 5.0% 5.0% Stratford 5.0% 5.0% 5.0% 5.0% Baden 5.0% 5.0% 5.0% 5.0% Renewal Revenue CSG Executive Benefits Practice 2.0% 2.0% 2.0% 1.0% Banking Practice 3.0% 2.0% 2.0% 3.0% OBS Healthcare Group -5.0% -5.0% -5.0% -5.0% Medex 0.0% 0.0% 0.0% 0.0%
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Discounted Cash Flow Analysis – Key Assumptions (continued)
2006 2007 2008 2009 2010 Growth Rates (Continued) Commission and Fee Expense CSG Executive Benefits Practice 6.0% 5.0% 4.5% 3.5% Banking Practice 2.3% 3.3% 4.0% 4.3% OBS Healthcare Group 1.0% 1.0% 1.0% 1.0% Medex 0.0% 0.0% 0.0% 0.0% Operating Expense CSG Executive Benefits Practice 4.0% 4.0% 3.5% 3.0% Banking Practice 2.0% 2.0% 3.0% 3.5% CSI 5.0% 5.0% 5.0% 5.0% OBS Healthcare Group 5.0% 5.0% 5.0% 5.0% Pearl Meyer 5.0% 5.0% 5.0% 5.0% Medex 5.0% 5.0% 5.0% 5.0% Federal Policy Group 5.0% 5.0% 5.0% 5.0% Stratford 5.0% 5.0% 5.0% 5.0% Baden 5.0% 5.0% 5.0% 5.0% Corporate 7.0% 6.0% 5.0% 5.0%
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Discounted Cash Flow Analysis – Key Assumptions (continued)
2006 2007 2008 2009 2010 Amortization expense $15,048 $15,048 $15,048 $15,048 $15,048 Amortization allocation Corporate Solutions Group 79.5% 79.5% 79.5% 79.5% 79.5% Other Business Segments 14.4% 14.4% 14.4% 14.4% 14.4% Corporate 6.1% 6.1% 6.1% 6.1% 6.1% Tax rate 40.7% 40.7% 40.7% 40.7% 40.7% Amortization for Tax Purposes Tax Shield (1) CSG $15,622 $15,287 $15,220 $15,220 $15,220 OBS 2,502 2,502 2,502 2,502 2,502 Total $18,124 $17,789 $17,722 $17,722 $17,722 (1) Represents the tax amortization in excess of book amortization in a given year
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis

Discounted Cash Flow Analysis – CSG Income Statement

(Dollars in thousands; except per share data)

	2006	2007	2008	2009	2010
First-Year Revenue					
Executive Benefits Practice	$18,717	$20,589	$22,236	$23,792	$25,220
Banking Practice	36,533	37,264	38,754	40,692	42,727
CSI	3,652	3,835	4,026	4,228	4,439
Total	$58,902	$61,687	$65,016	$68,712	$72,385
Renewal Revenue					
Executive Benefits Practice	$34,584	$35,276	$35,981	$36,701	$37,068
Banking Practice	93,753	96,566	98,497	100,467	103,481
Total	$128,337	$131,841	$134,478	$137,168	$140,549
Total Revenue	$187,239	$193,528	$199,494	$205,880	$212,934
Commission and Fee Expense					
Executive Benefits Practice	($17,499)	($18,549)	($19,476)	($20,353)	($21,065)
Banking Practice	(34,639)	(35,446)	(36,630)	(38,099)	(39,752)
Total	($52,138)	($53,995)	($56,106)	($58,452)	($60,818)
Operating Expense					
Executive Benefits Practice	($34,098)	($35,462)	($36,880)	($38,171)	($39,316)
Banking Practice	(46,652)	(47,585)	(48,536)	(49,992)	(51,742)
CSI	(3,051)	(3,204)	(3,364)	(3,532)	(3,709)
Total	($83,801)	($86,250)	($88,780)	($91,695)	($94,767)
Contribution to EBITA					
Executive Benefits Practice	$1,704	$1,854	$1,860	$1,969	$1,906
Banking Practice	48,996	50,799	52,085	53,068	54,713
CSI	601	631	663	696	731
Total	$51,301	$53,283	$54,608	$55,732	$57,350
Amortization	($11,966)	($11,966)	($11,966)	($11,966)	($11,966)
Pre-Tax Income	39,334	41,317	42,642	43,766	45,383
Taxes	(16,009)	(16,816)	(17,355)	(17,813)	(18,471)
Net Income	$23,325	$24,501	$25,286	$25,953	$26,912

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SANDLER O'NEILL + PARTNERS, L.P.

Valuation Analysis Discounted Cash Flow Analysis – CSG Free Cash Flow (Dollars in thousands; except per share data)
2006 2007 2008 2009 2010 Pre-Tax Income $39,334 $41,317 $42,642 $43,766 $45,383 Amortization 11,966 11,966 11,966 11,966 11,966 Taxes (16,009) (16,816) (17,355) (17,813) (18,471) Tax Shield 15,622 15,287 15,220 15,220 15,220 Free Cash Flow $50,913 $51,754 $52,472 $53,139 $54,098
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis

Discounted Cash Flow Analysis – OBS Income Statement

(Dollars in thousands; except per share data)

	2006	2007	2008	2009	2010
First-Year Revenue					
Healthcare Group	$31,582	$33,161	$34,819	$36,560	$38,388
Pearl Meyer	32,523	34,149	35,857	37,649	39,532
Medex	4,121	4,327	4,543	4,771	5,009
Federal Policy Group	11,485	12,059	12,662	13,295	13,960
Stratford	7,076	7,430	7,801	8,191	8,601
Baden	1,400	5,880	6,174	6,483	6,807
Total	$88,187	$97,006	$101,856	$106,949	$112,297
Renewal Revenue					
Healthcare Group	$9,029	$8,578	$8,149	$7,741	$7,354
Medex	-	-	-	-	-
Total	$9,029	$8,578	$8,149	$7,741	$7,354
Total Revenue	$97,216	$105,584	$110,005	$114,690	$119,651
Commission and Fee Expense					
Healthcare Group	($4,895)	($4,944)	($4,993)	($5,043)	($5,094)
Medex	(1,672)	(1,672)	(1,672)	(1,672)	(1,672)
Total	($6,567)	($6,616)	($6,665)	($6,715)	($6,766)
Operating Expense					
Healthcare Group	($29,656)	($31,139)	($32,696)	($34,331)	($36,047)
Pearl Meyer	(26,935)	(28,282)	(29,696)	(31,181)	(32,740)
Medex	(927)	(973)	(1,022)	(1,073)	(1,127)
Federal Policy Group	(8,498)	(8,923)	(9,369)	(9,837)	(10,329)
Stratford	(5,787)	(6,076)	(6,380)	(6,699)	(7,034)
Baden	(938)	(3,938)	(4,134)	(4,341)	(4,558)
Total	($72,741)	($79,331)	($83,297)	($87,462)	($91,835)

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SANDLER O'NEILL + PARTNERS, L.P.

Valuation Analysis Discounted Cash Flow Analysis – OBS Income Statement (continued) (Dollars in thousands; except per share data)
2006 2007 2008 2009 2010 Contribution to EBITA Healthcare Group $6,060 $5,656 $5,279 $4,928 $4,601 Pearl Meyer 5,588 5,867 6,161 6,469 6,792 Medex 1,522 1,682 1,849 2,025 2,210 Federal Policy Group 2,987 3,136 3,293 3,457 3,630 Stratford 1,289 1,353 1,421 1,492 1,567 Baden 463 1,943 2,040 2,142 2,249 Total $17,908 $19,637 $20,042 $20,513 $21,050
Amortization (2,164) (2,164) (2,164) (2,164) (2,164) Pre-Tax Income $15,744 $17,472 $17,878 $18,348 $18,885 Taxes (6,408) (7,111) (7,276) (7,468) (7,686) Net Income $9,336 $10,361 $10,602 $10,881 $11,199
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Discounted Cash Flow Analysis – OBS Free Cash Flow (Dollars in thousands; except per share data)
2006 2007 2008 2009 2010 Pre-Tax Income $15,744 $17,472 $17,878 $18,348 $18,885 Amortization 2,164 2,164 2,164 2,164 2,164 Earnout Payments to MedEx — — (600) (600) (600) Taxes (6,408) (7,111) (7,276) (7,468) (7,686) Tax Shield 2,502 2,502 2,502 2,502 2,502 Free Cash Flow $14,002 $15,028 $14,668 $14,947 $15,265
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Discounted Cash Flow Analysis – Corporate Income Statement (Dollars in thousands; except per share data)
2006 2007 2008 2009 2010 EBITA ($18,620) ($19,923) ($21,119) ($22,175) ($23,283)
Amortization (917) (917) (917) (917) (917) Pre-Tax Income ($19,537) ($20,841) ($22,036) ($23,092) ($24,201) Taxes 7,952 8,482 8,969 9,398 9,850 Net Income ($11,586) ($12,359) ($13,067) ($13,694) ($14,351)
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis Discounted Cash Flow Analysis – Corporate Free Cash Flow (Dollars in thousands; except per share data)
2006 2007 2008 2009 2010 Pre-Tax Income ($19,537) ($20,841) ($22,036) ($23,092) ($24,201) Amortization 917 917 917 917 917 Taxes 7,952 8,482 8,969 9,398 9,850 Tax Shield — — — — - Dividends (4,246) (4,246) (4,246) (4,246) (4,246) Free Cash Flow ($14,915) ($15,687) ($16,396) ($17,022) ($17,680)
SANDLER O’NEILL + PARTNERS, L.P.

Valuation Analysis

Discounted Cash Flow Analysis – Sum of the Parts

(Dollars in millions; except per share data)

	Selected EBITA Multiples			Implied Enterprise Value		
CSG						
16% Discount Rate	8.0x	-	10.0x	$401	-	$464
17% Discount Rate	8.0x	-	10.0x	$389	-	$451
18% Discount Rate	8.0x	-	10.0x	$378	-	$438
19% Discount Rate	8.0x	-	10.0x	$368	-	$425
Range				$368	-	$464
OBS						
16% Discount Rate	9.0x	-	11.0x	$146	-	$170
17% Discount Rate	9.0x	-	11.0x	$142	-	$165
18% Discount Rate	9.0x	-	11.0x	$138	-	$160
19% Discount Rate	9.0x	-	11.0x	$134		$155
Range				$134	-	$170
Corporate						
16% Discount Rate	9.0x	-	11.0x	($162)	-	($188)
17% Discount Rate	9.0x	-	11.0x	($157)	-	($182)
18% Discount Rate	9.0x	-	11.0x	($153)	-	($177)
19% Discount Rate	9.0x	-	11.0x	($148)	-	($171)
Range				($148)	-	($188)
Value of Remaining Tax Shield[1]				$37	-	$37
Enterprise Value Range				$391	-	$483
Less: Net Debt[2]				($287)	-	($287)
Implied Equity Value				$104	-	$196
Per Share Value[3]				$5.85	-	$11.08

Note: Although presented as one of three separate cash flow streams, the corporate segment cannot operate independentally of the other units. LANE's proposal is to only acquire CSG and is for a third party to buy OBS and the Corporate segment together.

(1) Remaining tax shield is discounted at a 17% discount rate

(2) Net debt is discounted at a 17% discount rate

(3) Based on shares outstanding of 17.7 million shares

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SANDLER O'NEILL + PARTNERS, L.P.